UNITED STATES
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SCHEDULE 14A
(RULE 14a-101)
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PROXY STATEMENT
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Note from Dave
August 19, 2010
McAfee Team,
Today is an historic day for McAfee with the announcement that Intel has agreed to acquire our company. Obviously this is big news for McAfee, big news for Intel, big news for our combined customers and big news for the security industry and the future of the Internet.
Both McAfee and Intel believe that security is a fundamental component of modern computing. The acquisition reflects the increasing relevance of security in a completely connected world.
The current cybersecurity model isn’t extensible across the proliferating spectrum of devices. Providing protection to a heterogeneous world of connected devices requires a fundamentally new approach. Frankly, the industry needed a paradigm shift. McAfee and Intel are joining forces to tackle this challenge, which impacts everyone and anything connecting to the Net.
McAfee is the best security partner for Intel, something Intel recognized based on many years as a customer and as a successful collaborator on a variety of innovations. In fact, by next year, we will introduce new security offerings as a result of our collaboration.
McAfee will remain a stand-alone subsidiary of Intel after the acquisition closes, reporting into Intel’s Software and Services Group. We will retain our leadership team and expertise which will facilitate future innovation in security. This acquisition is driven to create new markets, not by cost-cutting. There are no intended headcount changes as a result of this transaction.
Intel has always thought about power efficient performance and Internet connectivity as the two key pillars of computing. Going forward, security will be the third pillar. By bringing McAfee’s security DNA to Intel, we can offer better solutions and products to the market.
Intel has a successful software business, built in part by acquiring companies such as Wind River. Intel’s software business brings expertise in solutions and services in order to deliver high-performance platforms to fast-growing sectors. McAfee is the next step in that strategy and brings together security and hardware expertise that will better protect consumers and businesses alike and drive innovation across Intel’s product offerings.

When the acquisition closes, McAfee and Intel will have the knowledge and scale necessary to capture the opportunity in security and deliver growth and value to our customers, partners and our combined shareholders. The result will be increased safety, security and trust in everyday technology experiences.
During the acquisition close process as well as following the close, we will continue to strengthen our security focus. Customers and partners will experience no change in their experience. The expectation is that, upon close, we will operate as a wholly-owned subsidiary of Intel, sustaining our focus on providing leading-edge security solutions, while gaining the benefits of Intel’s technology investments, market-reach, brand and global employee base.
This is very exciting news. There is no better partner that McAfee could have found than Intel. They share our vision for security, they share our vision of a connected world, and working together we’ll be far stronger globally and able to make a much bigger difference in people’s lives. Together we will secure the digital world.
This pending acquisition is a great win for McAfee and our customers and partners.
Best regards,
For further information:
- Join the 7 AM PT Intel and McAfee
webcast<http://intelstudios.edgesuite.net/100819_intel/index.htm> on the acquisition
- View the
video<http://link.brightcove.com/services/player/bcpid63891004001?bctid=589377246001>
- Read our press release<http://finance.yahoo.com/news/Intel-to-Acquire-bw-1892904611.html?x=0&.v=1>
- Read my blog<http://siblog.mcafee.com/author/daviddewalt/> and George Kurtz’s blog<http://siblog.mcafee.com/author/georgekurtz/>
Additional Information and Where to Find It
McAfee, Inc. (“McAfee”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by McAfee through the web site maintained by the SEC at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 246-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).
Note on Forward-Looking Statements
The subject document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.
COMPANY CONFIDENTIAL                    (c) 2010 McAfee, Inc. All rights reserved.